EXHIBIT 10.1
DORAL FINANCIAL CORPORATION
2008 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

     You (the “Participant”) are hereby awarded shares (“Shares”) of restricted stock (“Restricted Stock”) subject to the terms and conditions set forth in this Restricted Stock Award Agreement (this “Award Agreement” or “Share-Based Award”) and in the Doral Financial Corporation 2008 Stock Incentive Plan (“Plan”). A copy of the Plan is attached as Exhibit A. You should carefully review these documents and consult with your personal financial advisor, in order to fully understand the implications of this Award Agreement, including your tax consequences.
     By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim below. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors, and shall be final, conclusive and binding on all parties, including you and your heirs and representatives. Capitalized terms are defined in the Plan or in this Award Agreement.
1. Specific Terms. Your Restricted Stock have the following terms:

Name of Participant	[Name]

Number of Shares Subject to Share- Based Award	25,000

Grant Date	[•], 2011

Vesting	50% of the Number of Shares stated above will vest twelve (12) calendar months after the Grant Date, and the remaining 50% will vest twenty-four (24) calendar months after the Grant Date, provided that you remain throughout the vesting term a member of the Board of Directors. In the event of your death during the vesting term, vesting shall accelerate to 100%.

In addition, 100% of the Number of Shares stated above shall vest upon the occurrence of any Change of Control whether or not your membership on the Board of Directors of the Company terminates concurrently therewith. For purposes of this Award Agreement, the definition of Change of Control shall have the meaning ascribed to it in Schedule A attached hereto and incorporated herewith.

All Shares subject to this Award Agreement shall be subject to adjustment as provided in the Plan.

Restricted Share Award Agreement
Doral Financial Corporation
2008 Stock Incentive Plan

2. Termination of Status as a Director. Prior to a Change in Control this Award Agreement shall be canceled and become automatically null and void immediately after you are no longer a member of the Board of Directors for any reason other than your death, but only to the extent you have not become vested, pursuant to the foregoing terms, on or at the time your membership on the Board of Directors ends.
3. Voting Rights. As the owner of record of any Restricted Stock you qualify to receive pursuant to this Award Agreement, you will be entitled to vote such Restricted Stock, provided you hold them on the particular record date for determining shareholders of record entitled to vote.
4. Dividends. You will be entitled to receive any cash dividends that are paid with respect to your Shares of Restricted Stock between the date of this Award Agreement and your receipt of Shares pursuant to a vesting event. With respect to any dividends that are paid in shares with respect to your Shares of Restricted Stock between the date of this Award Agreement and your receipt of Shares pursuant to a vesting event, such shares shall be issued to you as additional Shares of Restricted Stock subject to the same terms, conditions and vesting restrictions contained in Section 1 as the Restricted Stock with respect to which the dividend is paid. To the extent that either your membership on the Board of Directors ends prior to a Change in Control for any reason other than your death or before vesting of the Restricted Stock subject to this Award Agreement, you will forfeit all Share-based dividends (but not cash dividends) attributable to all such non-vested Shares of Restricted Stock.
5. Issuance and Vesting of Restricted Stock. The Company will hold all Shares of Restricted Stock in escrow, in book entry form, until vesting occurs. You will be reflected as the owner of record on the Company’s books and records of any Shares of Restricted Stock credited to you pursuant to this Award Agreement. If you forfeit any Shares of Restricted Stock, they will be transferred back to the Company. If the Shares of Restricted Stock vest, upon satisfaction of any tax withholding requirements, your Shares of Restricted Stock will be reflected on the Company’s books and records as vested Shares.
6. Section 83(b) Election Notice. If you make an election under Section 83(b) of the Internal Revenue Code of 1986 (the “Code”), as amended, with respect to the Shares underlying your Restricted Stock (a “Section 83(b) election”), you agree to provide a copy of such election to the Company within 10 days after filing that election with the Internal Revenue Service. Exhibit B contains a suggested form of Section 83(b) election.
7. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Share-Based Award and any underlying Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company. To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

Restricted Share Award Agreement
Doral Financial Corporation
2008 Stock Incentive Plan

8. Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged or otherwise transferred without the prior written consent of the Committee.
9. Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.
10. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.
11. Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 4.2 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement.
12. Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.
13. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.
14. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
15. Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control. This Award Agreement is not an Option Contract as defined in the Plan but is a Share-Based Award and accordingly provisions applicable to Option Contracts only in the Plan such as Section 3(b) do not apply to this Share-Based Award.
16. Not a Contract of Employment. By executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue as a member of the Board of Directors or in any other relationship with the Company, nor shall it affect in any way your right or the Company’s

Restricted Share Award Agreement
Doral Financial Corporation
2008 Stock Incentive Plan

stockholders’ right to terminate your membership on the Board of Directors or any other relationship you may have with the Company at any time for any or no reason; and (iv) the Company would not have granted this Award Agreement to you but for these acknowledgements and agreements.
17. Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award Agreement.
18. Governing Law. The laws of the Commonwealth of Puerto Rico shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.
     BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Restricted Stock are awarded under and governed by the terms and conditions of this Award Agreement and the Plan. In addition, you hereby agree to join and become a party to and be bound by the Shareholders Agreement.

DORAL FINANCIAL CORPORATION
By:
Name:
Title:

PARTICIPANT The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan and joins the Shareholders Agreement.
By:
Name of Participant:

EXHIBIT A
DORAL FINANCIAL CORPORATION
2008 STOCK INCENTIVE PLAN

Plan Document

EXHIBIT B
DORAL FINANCIAL CORPORATION
2008 STOCK INCENTIVE PLAN

Section 83(b) Election Form

Attached is an Internal Revenue Code Section 83(b) Election Form. IF YOU WISH TO MAKE A SECTION 83(b) ELECTION, YOU MUST DO SO WITHIN 30 DAYS AFTER THE DATE THE RESTRICTED SHARES COVERED BY THE ELECTION WERE TRANSFERRED TO YOU. In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return. In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election. Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service. A Section 83(b) election normally cannot be revoked.

DORAL FINANCIAL CORPORATION
DORAL FINANCIAL CORPORATION 2008 STOCK INCENTIVE PLAN
__________________________
Election to Include Value of Restricted Stock in Gross Income
in Year of Transfer Under Internal Revenue Code Section 83(b)
___________________________
     Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.
1.	My General Information:

Name:

Address:

S.S.N.
or T.I.N.:

2.	Description of the property with respect to which I am making this election:

____________________ shares of ___________ stock of Doral Financial Corporation (the “Restricted Stock”).
3.	The Restricted Stock were transferred to me on ______________ ___, 20_. This election relates to the 20____ calendar taxable year.
4. The Restricted Stock are subject to the following restrictions:
The Restricted Stock are forfeitable until they are earned in accordance with Section 1 the Restricted Share Award Agreement (“Award Agreement”) made under the Doral Financial Corporation 2008 Stock Incentive Plan. The Restricted Stock generally are not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award Agreement and the Plan.
5.	Fair market value:
The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms never will lapse) of the Restricted Stock with respect to which I am making this election is $_____ per share.
6.	Amount paid for Restricted Stock:
The amount I paid for the Restricted Stock is $____ per share.
7.	Furnishing statement to employer:

A copy of this statement has been furnished to my employer, _____________. If the transferor of the Restricted Stock is not my employer, that entity also has been furnished with a copy of this statement.
8.	Award Agreement or Plan not affected:
Nothing contained herein shall be held to change any of the terms or conditions of the Award Agreement or the Plan.
Dated: ____________ __, 20_.

Taxpayer

EXHIBIT C
DORAL FINANCIAL CORPORATION
2008 STOCK INCENTIVE PLAN

Designation of Death Beneficiary

     In connection with the Awards designated below that I have received pursuant to the Doral Financial Corporation 2008 Stock Incentive Plan, I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards. This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

     This beneficiary designation relates to any and all of my rights under the following Award or Awards:
☐	any Award that I have received or ever receive under the Plan.

☐	the Restricted Stock Award that I received pursuant to an award agreement dated _________ __, ____ between myself and the Company.
     I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
Name of Participant

Sworn to before me this
____day of ____________, 20__
___________________________
Notary Public
County of          _________________
State of             __________________

Schedule A
“Change in Control” will be deemed to have taken place if:
(i) any “person” (as such term is used in Section 3(a)(9) and Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Company or any employee benefit plan of the Company or any of it subsidiaries, (x) becomes the “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of Company securities having more than 50% of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of the issuance of securities initiated by the Company in the ordinary course of business) (“Voting Securities”) or (y) becomes the “beneficial owner” of the Company of 25% or more of the Voting Securities of the Company and such person has the power to appoint or elect a majority of the member of the Board; or
(ii) persons who, as of the effective date of this Award Agreement, constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof, provided that any person becoming a director of the Company subsequent to the effective date of this Award Agreement shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50% of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or
(iii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, the holders of all the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction constitute, following such transaction, less than a majority of the combined voting power of the then-outstanding securities of the surviving entity (or in the event each entity survives, the ultimate parent entity resulting from such transaction) (the “Surviving Entity”) entitled to vote generally in the election to elect directors of the Surviving Entity after such transaction.